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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 20, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING LETTER WAS SENT TO CA SHAREHOLDERS ON SATURDAY, AUGUST 18, 2001:

                                       ONE COMPUTER ASSOCIATES PLAZA
                                       ISLANDIA, NEW YORK 11749
                                       TEL: +1 631 342 6000
                                       FAX: +1 631 342 6800
                                       CA.COM


                                                                 August 18, 2001

Dear Computer Associates Shareholder:

As you may have heard, Sam Wyly is making a last ditch effort to gain a significant presence on CA's board with four of his handpicked associates who:

      o     DON'T OWN ANY CA STOCK

      o     SUPPORTED WYLY'S PLAN TO BREAK UP CA, WHICH WE BELIEVE WAS
            UNWORKABLE

      o     WILL BE ENTITLED TO PAYMENTS FROM WYLY IF THEY ARE ELECTED

As before, we believe Wyly, WHO OWNS ONLY 100 SHARES, is trying to gain substantial influence over CA's Board without offering you anything.

CA's August 29 annual meeting is just a few days away, and WE URGE YOU NOT TO LET WYLY'S ELEVENTH-HOUR MANEUVERINGS IMPACT YOUR VOTE. WE BELIEVE A DIVIDED BOARD WOULD BE UNWORKABLE, REDUCE ACCOUNTABILITY AND HURT YOUR INVESTMENT.

           PLEASE VOTE YOUR WHITE PROXY CARD TODAY AND THROW AWAY ANY
                 CARD YOU RECEIVE FROM WYLY OR RANGER GOVERNANCE

WE BELIEVE WYLY'S DECISION TO DROP HIMSELF FROM HIS SLATE IS A CLEAR ADMISSION THAT SHAREHOLDERS HAVE REJECTED HIM AND HIS ILL-CONCEIVED PLAN

             THE CHOICE IS CLEAR: SUPPORT CA'S MANAGEMENT AND BOARD

UNDER THE GUIDANCE OF CA'S BOARD, CA'S STOCK PRICE HAS RISEN OVER 70% FOR THE YEAR-TO-DATE, OUTPERFORMING THE S&P 500, THE NASDAQ COMPOSITE, APPLE, CISCO, COMPAQ, DELL, HEWLETT-PACKARD, IBM, INTEL AND MICROSOFT(1) IN A VERY DIFFICULT ECONOMIC ENVIRONMENT.

In addition, CA has grown to the world's fourth-largest software firm with a market capitalization of over $18 billion. We


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have generated over $4 billion in cash from operations and returned over $1.5 billion to shareholders in the form of dividends and share repurchases in the last three years alone. We have also grown revenues at a 30 percent compounded annual growth rate from fiscal year 1982 through fiscal year 2001.

WE BELIEVE CA IS WELL POSITIONED TO CONTINUE CREATING SHAREHOLDER VALUE AND SERVING OUR CUSTOMERS WITH INNOVATIVE PRODUCTS.

                 WE URGE YOU: DON'T LET WYLY DERAIL CA'S FUTURE.



                           VOTE CA'S WHITE PROXY CARD



We know that we have to earn your support every day, and we intend to stay focused on continuing to build and improve CA. Having built CA over the last 25 years, we couldn't be more excited about the potential of CA over the next 25 years. The choice is clear. We urge you to support the existing CA management and Board by SIGNING AND RETURNING THE WHITE CARD.

YOUR VOTE IS IMPORTANT! Enclosed you will find a WHITE proxy card with which to vote. Only the WHITE proxy card allows you to vote for the current Board of Directors. We urge you to vote FOR all of the items on the WHITE proxy and to mail back ONLY the WHITE proxy in the enclosed postage-paid envelope. We urge you to ignore and throw away any green cards that may be sent to you by Wyly or Ranger Governance. The prompt return of your WHITE proxy will ensure that your vote is counted.

                                Very truly yours,


CHARLES B. WANG                            SANJAY KUMAR
CHAIRMAN                                   PRESIDENT & CHIEF EXECUTIVE OFFICER


For additional information, please call MACKENZIE PARTNERS, INC. TOLL-FREE at 800-322-2885, or call D.F. KING & CO., INC. TOLL-FREE at 800-431-9642.



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(1)   Based on stock price appreciation from 12/29/00-8/15/01: CA (71%),
      S&P 500 (-11%), Nasdaq Composite (-22%), Apple (24%), Cisco (-56%),
      Compaq (-7%), Dell (46%), Hewlett-Packard (-24%), IBM (24%), Intel (-1%) and Microsoft (46%). Figures from Factset.